DATED the 12th day of May, 2005

In Pursuance of the “Land Transfer Form Act”

Part 2

BETWEEN:

ALBERNI INVESTMENTS (1988) INC.

AND

ENTRÉE GOLD INC.

L E A S E

Office/Retail Lease – 1166 Alberni

Revised 06/2004

ARTICLE V - DEVELOPMENT AND COMMON ELEMENTS - CONTROL, COSTS AND PAYMENT    8

Office/Retail Lease – 1166 Alberni

2

Revised 06/2004

ARTICLE XIII - STATUS OF LEASE CERTIFICATE, REGISTRATION AND PRIORITY OF LEASE       20

Office/Retail Lease – 1166 Alberni

3

Revised 06/2004

Office/Retail Lease – 1166 Alberni

3

Revised 06/2004

17.10 - Acceptance        27

Office/Retail Lease – 1166 Alberni

5

Revised 06/2004

SCHEDULES

SCHEDULE “A”	Lands
SCHEDULE “B”	Plan of Leased Premises
SCHEDULE “C”	Rules and Regulations
SCHEDULE “D”	Additional Terms and Covenants (if any)
SCHEDULE “E”	Tenant’s Work (if applicable)

Office/Retail Lease – 1166 Alberni

1

Revised 06/2004

                TERM SHEET

1.	LANDLORD:	ALBERNI INVESTMENTS (1988) INC.

(a)	Address of Landlord’s Manager:	c/o DODWELL REALTY LTD.
Suite 1701 – 1166 Alberni Street
Vancouver, BC
V6E 3Z3

Telephone:	604-689-0603

Fax Number:	604-688-3245

(b)	Landlord's “Environmental Contact”:	Operations Manager

(c)	Landlord’s Head Office:	c/o DODWELL REALTY LTD.
Suite 1701 – 1166 Alberni Street
Vancouver, BC
V6E 3Z3

Telephone:	604-689-0603

Fax Number:	604-688-3245

2.	TENANT (legal name):	ENTRÉE GOLD INC.

(a)	Address of Leased Premises:	Suite 1201 – 1166 Alberni Street

Vancouver, BC

V6E 3Z3

Contact’s Name:	Mona Foster

Contact’s Title:

Telephone:	604-687-4777

Fax Number:	604-687-4770

(b)	Tenant’s Head Office:

Contact’s Name:

Contact’s Title:

Telephone:

Fax Number:

3.

Leased Premises:                                                  Attached as Schedule “B” to the Lease is a plan of the Project showing the Leased Premises by outlining. The Leased Premises are designated as Suite 1201 – 1166 Alberni Street, Vancouver, BC V6E 3Z3

4.	Rentable Area of Leased Premises:	Approximately 2,250 square feet.

5.	(a)	Security Deposit:	$10,464.60 (Section 3.04)

(b)	Other Deposit:	N/A (Schedule “D”)

6.	Term:	five (5) years

(a)	First Day of Term:	the 1st day of June, 2005,

(hereinafter referred to as the “Commencement Date”)

(b)	Last Day of Term:	the 31st day of May, 2010

7.	Minimum Rent: The Tenant shall pay to the Landlord as annual minimum rent (the “Minimum Rent”), without any deduction, set-off or abatement, as follows:

(a)	for Lease Years 1 to 3, the amount of thirty-one thousand five hundred dollars and no cents ($31,500.00) per annum payable in equal consecutive

Office/Retail Lease – 1166 Alberni

2

Revised 06/2004

monthly instalments of two thousand six hundred twenty-five dollars and no cents ($2,625.00) each in advance on the first day of each and every calendar month from the Commencement Date, based upon an annual rate of fourteen dollars and no cents ($14.00) per square foot per annum of the Rentable Area of the Leased Premises; and

(b)

for Lease Years 4 to 5, the amount of thirty-three thousand seven hundred fifty dollars and no cents ($33,750.00) per annum payable in equal consecutive monthly instalments of two thousand eight hundred twelve dollars and fifty cents ($2,812.50) each in advance on the first day of each and every calendar month, based upon an annual rate of fifteen dollars and no cents ($15.00) per square foot per annum of the Rentable Area of the Leased Premises.

8.	Use of Leased Premises: The Leased Premises shall be used solely for the purpose of general business office and for no other purpose.

9.	Trade Name of Permitted Business:	Entrée Gold Inc.

10.            Additional Covenants, Agreements and Conditions (if any) are more particularly set out in Schedule “D”.

Office/Retail Lease – 1166 Alberni

Revised 06/2004

                LEASE

THIS LEASE dated for reference the day of 12th day of May, 2005

BETWEEN:

ALBERNI INVESTMENTS (1988) INC., a body corporate, having an office at Suite 1701 - 1166 Alberni Street, Vancouver, British Columbia, V6E 3Z3

(the “Landlord”)

OF THE FIRST PART

AND:

ENTRÉE GOLD INC., a body corporate, having an office at Suite 1201 – 1166 Alberni Street, Vancouver, British Columbia, V6E 3Z3

(the “Tenant”)

OF THE SECOND PART

                ARTICLE I – DEFINITIONS

1.01 - Definitions

In this Lease, unless the context otherwise requires:

(a)

“Additional Rent” means any and all sums of money, operating costs or charges including Interest required to be paid by the Tenant under this Lease (except Minimum Rent), whether or not the same are designated as “Additional Rent”, or whether or not the same are payable to the Landlord or otherwise, and all such sums are payable in lawful money of Canada, without deduction, abatement, set-off or compensation whatsoever, except as provided in this Lease.

(b)

“Architect” means the independent Architect from time to time named by the Landlord. The decision of the Architect shall be final and binding on the parties, so long as such decisions are consistent with accepted architectural standards in British Columbia.

(c)	“Building” means, all improvements now or at any time located upon the Lands and comprising the Office Tower, Retail Level and Parkade together with the Common Elements.

(d)	“Business Day” means any of the days Monday through Friday, between the hours of 7:00 a.m. and 6:00 p.m., unless such day is a “holiday” (as defined in the Interpretation Act (B.C.)).

(e)	“City” means the City of Vancouver.

(f)	“Common Areas” means the areas of the Development that from time to time are not intended to be leased to tenants and are provided for the use of the tenants in common with other tenants.

(g)	“Common Elements” means:

(i)

the Common Areas and elements of the Development that from time to time are not intended to be leased to tenants of the Development or are designated from time to time as Common Elements by the Landlord, and

(ii)	the elements within areas rented or intended to be rented to tenants that are provided for the benefit of tenants in common with other tenants.

For example, the Common Elements include, but are not limited to, the roof, exterior weather walls, exterior and interior structural elements and bearing walls on the Development; pedestrian sidewalks; exterior landscaped areas; parking areas; enclosed malls, courts and arcades; public hallways and stairways, open malls, service and utility corridors and accommodation; escalators, ramps, moving sidewalks, elevators and other transportation equipment and systems; interior landscaped areas; washrooms; electrical, telephone, meter, valve, mechanical, boiler, mail, storage and janitor rooms and

Office/Retail Lease – 1166 Alberni

Revised 06/2004

galleries; music, fire prevention, security and communication systems; maintenance workshops; general signs, columns, pipes, electrical, heating, ventilating, air-conditioning, plumbing, drainage, mechanical and all other installations or services located on the Development as well as all truck docks and common loading areas and driveways.

(h)	“Development” means collectively, the Lands and Building.

(i)

“Interest” means interest at the Prime Rate plus five percent (5%) per annum calculated and compounded monthly unless such rate is not permitted by law in which case it means the maximum rate which is permitted by law.

(j)	“Lands” means those lands in the City upon which the Building is being or has been constructed, and which are more particularly described in Schedule “A”.

(k)	“Landlord's Improvements” means all improvements forming part of the Leased Premises, but excluding all Tenant's Improvements.
(l)

“Leased Premises” means the premises described in section 2.01 consisting of the space within the top surface of the floor, bottom surface of the ceiling and the inside surface of all demised walls and glass but excludes all Common Elements.

(m)	“Mortgage” means any mortgagee(s) for the time being of all or any part of the Development.

(n)	“Occupation Rent” means the Minimum Rent plus Additional Rent estimated by the Landlord on a daily basis (section 2.05).

(o)	“Office Tower” means all parts of the Development but excluding the Retail Level and the Parkade.

(p)

“Operating Costs” means all reasonable costs and expenses, without limitation or duplication, incurred by or on behalf of the Landlord, for the operation, management, protection, preservation, security, cleaning, repair, and non-structural Building component replacement, renovation or updating, as well as all maintenance of the Development, including, for example, and without limitation:

(i)

the salary, wages, payroll expenses and other compensation benefits of employees, independent contractors and agents of the Landlord engaged in the operation, maintenance, repair, administration and management of the Development,

(ii)	the cost of goods, services, equipment and supplies incurred directly or indirectly in the operation, maintenance, repair, administration and management of the Development, including:

(A)	the costs of purchasing or renting materials, supplies, mechanical equipment, tools and signs,
(B)	sales, use and excise taxes on goods and services purchased by the Landlord,

(C)	the costs of professional and consulting services including services for the purposes of energy conservation or allocation of various costs and expenses among the tenants of the Development,

(D)

the costs incurred in legal proceedings taken to protect the general well-being of tenants or their use and enjoyment of the Development or to enforce covenants in the leases of the Development as they affect the general well-being of tenants in the Development,

(E)

the costs, whether incurred before or during the Term, of any capital improvements, equipment or devices (including the cost of extended warranties, if any), installed or paid for by the Landlord in order to:

(1)	conform with any change in legal or insurance requirements, or

(2)	effect a labour-saving, energy-saving or other economy, or

(3)	improve security, or

(4)	improve the comfort and enjoyment of the Development for the tenants of the Development,

Office/Retail Lease – 1166 Alberni

Revised 06/2004

amortized over the useful life of such capital improvement, equipment or device (determined in accordance with generally accepted accounting principles), plus interest on the unamortized balance at the Prime Rate or such higher rate as may have been paid by the Landlord from time to time on borrowed funds,

(F)	a pro rata portion of any prepaid expenses as determined by the Landlord,

(iii)

all taxes, rates (including real property and local improvement rates and taxes), duties and assessments that may be levied, rated, charged or assessed against the Development and, without limiting the generality of the foregoing, every tax, charge, rate, assessment or payment which may become a charge or encumbrance upon or be levied or collected upon or in respect of all or any part of the Development, whether charged by any municipal, parliamentary or other authority,

(iv)

all charges for public services and utilities, including water, gas, sewer, electrical power, steam or hot water used upon or in respect of the Development and the rental of related fittings, machines, apparatus, meters, or other things and for all work or services performed by any corporation or commission in connection with such utilities,

(v)	license, permit and inspection fees,

(vi)

insurance premiums and other charges for insurance incurred pursuant to section 8.02 hereof including without limitation, reserves established by the Landlord for deductible amounts and losses in excess of insurance coverage in such amounts and for such risks including business interruption, loss of rental, by-law, earthquake, and flood insurance as the Landlord or any Mortgagee in their sole discretion shall elect to maintain,

(vii)	the reasonable charges and expenses of operating and maintaining the administration office within the Development including its deemed rental expenses,

(viii)

an administration fee of up to fifteen percent (15%) of the total cost incurred by the Landlord with respect to any work done by the Landlord at the Tenant's request or in respect of work done by the Landlord because of the Tenant's default in observing or performing any of the covenants of this Lease and on the part of the Tenant to be observed and performed, all of which costs shall be allocated to each fiscal year of the Landlord without any duplication in accordance with generally accepted accounting principles as determined by the accountants of the Landlord, and such costs shall be allocated between the tenants in the Office Tower and Retail Level on a fair and reasonable basis as determined by the Landlord in its sole discretion from time to time, but excluding:

(A)	depreciation,

(B)	income taxes of the Landlord,

(C)	interest on debt (other than debt contemplated in subparagraph 1.01(p)(ii)(E)) and legal fees, disbursements and other charges respecting such debt,

(D)

charges for the repair of damage to the Development but only to the extent that the Landlord has received reimbursement from tenants or from the net proceeds of insurance (after payment of any deductible),

(E)	expenses incurred by the Landlord in respect of the installation of the Landlord's Improvements,

(F)	leasing commissions, and

(G)	the capital costs of any expansion of the Building,

provided, that if in any fiscal period designated by the Landlord the Building is less than ninety-five percent (95%) occupied during the whole of that fiscal period, “Operating Costs” shall mean the amount obtained by adjusting the actual Operating Costs for such fiscal period as if the Building had been ninety-five percent (95%) occupied during the whole of such fiscal period. Such adjustment shall be made by adding to the actual Operating Costs an amount that would allow the Landlord to receive ninety-five percent (95%) of the actual operating costs from the tenants as if the Building had been ninety-five percent (95%) occupied. Notwithstanding the Landlord’s right to adjust the Operating Costs to reflect a ninety-five percent (95%)

Office/Retail Lease – 1166 Alberni

Revised 06/2004

occupancy rate for the Building, the Landlord agrees to limit this adjustment to $.50 per square foot per annum.

(q)	“Parkade” means all parts of the Development that are used for the purpose of parking of automobiles or ancillary to such use, or designated as Parkade by the Landlord from time to time.

(r)

“Prime Rate” means the rate of interest per annum as charged from time to time (no matter how calculated) designated by The Royal Bank of Canada as being its (highest, if more than one) prime commercial lending rate charged by it for demand loans in Canadian funds made at its main branch in Vancouver.

(s)

“Proportionate Share” means the fraction which equals the square footage of the Rentable Area of the Leased Premises (as determined by the Architect) divided by the total Rentable Area in the Development, whether leased or not.

(t)	“Rentable Area” means:

(i)

where the area leased to a tenant is a full floor in the Office Tower, then the area computed by measuring from the inside surface of glass in exterior walls and from the centre line of exterior walls where no glass exists (excluding any major vertical penetrations such as elevator and stairwell shafts), with no deduction for columns or projections based on BOMA Standard Method of Measuring Floor Area in office building (ANSI/BOMA Z65.1-1996), and

(ii)

where the area leased to a tenant is less than a full floor in the Office Tower, such area shall be computed by measuring the walls and partitions surrounding the Leased Premises from the inside surface of glass in exterior walls, or from the centre line of exterior walls where no glass exists, from the centre line of corridor walls and other permanent partitions, and from the centre line of partitions that separate the Leased Premises from other rentable premises with no deduction for columns or projections, plus a portion of the Common Areas on that floor, which portion shall be a fraction, the numerator of which shall be the area of the Leased Premises, as previously set forth in this clause (t)(ii), and the denominator of which shall be the total area of rentable premises on the floor (whether actually rented or not) BOMA Standard Method of Measuring Floor Area in office building (ANSI/BOMA Z65.1-1996), and

(iii)

where the area leased to a tenant is on the Retail Level, then the area computed by measuring the walls and partitions surrounding the Leased Premises from the inside surface of the glass in exterior walls, from the centre line of exterior walls where no glass exists, from the centre line of the corridor walls and other permanent partitions and from the centre line of the partitions that separate the Leased Premises from other rentable premises, with no deduction for columns or projections BOMA Standard Method of Measuring Floor Area in office building (ANSI/BOMA Z65.1-1996),

(u)	“Retail Level” means all parts of the Development that are not the Office Tower or Parkade and are from time to time constructed as Retail Level, or designated as such by the Landlord.

(v)

“Rules and Regulations” means the rules and regulations adopted by the Landlord from time to time acting reasonably and in such manner as would a prudent Landlord of a reasonably similar Development. The Rules and Regulations existing as at the Commencement Date are those set out in Schedule “C”.

(w)

“Sales Taxes” means any and all taxes, fees, levies, charges, assessments, rates, duties, and excises (whether characterized as sales taxes, purchase taxes, value-added taxes, goods and services taxes or any other form) which are imposed on the Landlord or which are levied, rated or assessed on the act of entering into this Lease or otherwise on account of this Lease, on the use or the occupancy of all or any part of the Leased Premises on the Minimum Rent, Additional Rent or any other sums deemed to be rent payable under this Lease or any portion of it or in connection with all or any part of the business of renting the Leased Premises but excluding income tax under the Income Tax Act.

(x)

“Tenant's Improvements” means all of the Tenant's furniture, equipment, stock and trade fixtures and such other property supplied by the Tenant in or forming part of the Leased Premises from time to time and shall include, without limitation, those improvements included in the “Tenant's Work” as set out in Schedule “E” hereto, if applicable, but shall exclude any “Landlord's Work”.

Office/Retail Lease – 1166 Alberni

Revised 06/2004

                ARTICLE II - GRANT OF LEASE AND TERM

2.01 - Grant

In consideration of the rents, covenants and agreements contained in this Lease on the part of the Tenant to be paid, observed and performed, the Landlord leases to the Tenant and the Tenant leases from the Landlord the Leased Premises.

2.02 - Reservation to Landlord

All Common Elements within the Leased Premises as well as access to them through the Leased Premises for the purpose of their use, operation, maintenance, and repair and replacement from time to time are expressly reserved to the Landlord, other than in the case of emergency, the Landlord agrees to provide twenty-four (24) hours notice to access the Tenant’s Leased Premises and/or refer to section 10.02 herein.

2.03 - Term

To have and to hold the Leased Premises for the Term set out in Item 6 of the Term Sheet commencing on the Commencement Date set out in Item 6(a) of the Term Sheet, unless postponed pursuant to section 2.04, and ending on the expiry of the Term unless sooner terminated under section 14.02 hereof, or extended by renewal (if applicable).

2.04 - Postponement of Term

The Landlord shall make all reasonable efforts to have the Leased Premises ready for occupancy before the Commencement Date. If the Landlord is unable to deliver possession of all or any portion of the Leased Premises by June 1, 2005, and provided such delay is caused by the Landlord then, the Commencement Date shall be postponed for a period of time equivalent to the delay and the Tenant shall not be liable for payment of Rent for the Leased Premises until the new Commencement Date and, further, the Landlord shall indemnify the Tenant for all reasonable costs directly resulting from the overholding portion of the rental costs of the Tenant remaining in its existing premises to a maximum of fifty percent (50%) of the current rent, provided only that the Tenant is required to pay an overholding rent by its existing landlord. The Landlord and Tenant confirm that if the Landlord is unable to deliver possession of all or any portion of the Leased Premises when required, this Lease shall remain in full force and effect, and the Tenant shall take possession of the Leased Premises on the date when the Landlord delivers possession of all of the Leased Premises. ~~If the Leased Premises are not ready for occupancy by such time, the Commencement Date shall be postponed for a period equal to the duration of the delay. The Landlord shall not be liable for any loss, damage, injury or inconvenience, which the Tenant may sustain by reason of the inability of the Landlord to deliver the Leased Premises ready for occupancy on the Commencement Date.~~

2.05 - Early Possession

The Tenant may, subject to:

(a)	completion of all the Landlord's Improvements in the Leased Premises,

(b)	the Tenant receiving all necessary final approvals, licenses and occupancy permits,

(c)	the Leased Premises being ready for occupancy, and

(d)	proof of Tenant's insurance pursuant to Article VIII hereof,

if it desires, but only with the Landlord's prior written approval, such consent the Landlord confirms has been granted, begin to use and occupy all or part of the Leased Premises as of the 15th day of May, 2005 ~~prior to the Commencement Date but the Tenant shall pay Occupation Rent to the Landlord for such use and occupancy until the Commencement Date. Such Occupation Rent shall be proportionate to the relation that the area of the Leased Premises, occupied from time to time, bears to the Rentable Area of the Leased Premises.~~ The Landlord and Tenant further acknowledge that during the period of early possession, the Tenant shall not be required to pay Rent to the Landlord. Possession shall be granted and taken subject to the terms and conditions of this Lease, except to the extent that such terms and conditions are inconsistent with this clause.

2.06 - Parking

Office/Retail Lease – 1166 Alberni

Revised 06/2004

Tenant parking is available within the Development and shall be negotiated separately by the Tenant with the Landlord or the Landlord's parking operator as the Landlord may designate and retain and shall be available only on such terms and conditions as are agreed to in writing between the Tenant and the Landlord or the Landlord's parking operator as the Landlord may designate and retain from time to time, subject to Schedule “D”.

                ARTICLE III - RENT

3.01 - Rent

The Tenant will pay Minimum Rent and Additional Rent without any deduction or set off to the office of the Landlord, or at such other place as the Landlord may from time to time designate in writing as follows:

(a)	Minimum Rent

(i)

The Tenant shall pay from and after the Commencement Date to the Landlord the Minimum Rent set out in Item 7 of the Term Sheet to be paid in advance on the first day of each calendar month during the Term.

(ii)	If the Commencement Date is other than on the first day of a calendar month, then the Tenant shall pay a pro rata portion of Minimum Rent for that month.

(b)	Additional Rent

(i)

The Tenant's Proportionate Share of realty taxes (except for Landlord's income taxes, capital taxes, business taxes, profits taxes, excess profits taxes, capital gains taxes, and other similar taxes and debt service, and capital retirement of debt on any security affecting the land and Building) and Tenant's Proportionate Share of all costs and expenses incurred by the Landlord to operate, maintain, repair and replace, manage and administer, insure, heat, air-condition and ventilate the Building and as further defined as “Operating Costs” in section 1.01(p) hereof.

(ii)

Any and all sums of money, including Operating Costs and Interest, paid or incurred by the Landlord and which ought to have been paid or incurred by the Tenant, or for which the Landlord is entitled to reimbursement from the Tenant shall be payable by the Tenant to the Landlord as Additional Rent with Interest from the date they were incurred or payable which Additional Rent and Interest shall also be recoverable as rent, and the rights that the Landlord has in respect of rent the Landlord shall also have in respect of Additional Rent whether or not such amounts are designated elsewhere in this Lease as rent or Additional Rent.

3.02 - Net Lease

The Tenant agrees that this Lease is a completely carefree Net Lease to the Landlord, except as expressly set out. The Landlord is not responsible during the Term for any costs, charges, expenses and outlays of any nature arising from or relating to the Leased Premises, or their use and occupancy, or their contents or the business carried on in them. The Tenant shall pay all charges, impositions, costs and expenses of every nature and kind relating to the Leased Premises, their use and occupancy, their contents or the business carried on in them.

3.03 - Goods and Services Tax (“GST”)

The Tenant agrees to pay the Landlord GST or any similar tax replacing same on all Minimum Rent and Additional Rent, and the Landlord shall have all the rights in respect of GST that the Landlord has in respect of Minimum Rent or Additional Rent under this Lease.

3.04 - Security Deposit

(a)

Payment of the Security Deposit is acknowledged as being received in the amount specified in Item 5(a) of the Term Sheet shall be paid to the Landlord from the Tenant upon the Landlord’s and Tenant’s execution of this Lease. Such payment shall be held by the Landlord, without liability for interest, as security, to be applied on account for payment of first and last months’ Rent, or as otherwise provided in this section 3.04 for the faithful performance by the Tenant of all the terms, covenants and conditions of this Lease, and if, at any time during the Term, the Tenant breaches any term of this Lease, then the Landlord may, at its option, apply all or any portion of such Security Deposit as may in the Landlord's reasonable opinion be necessary to compensate it for such breach, including the Landlord's legal fees and disbursements on a full indemnity basis incurred to enforce

Office/Retail Lease – 1166 Alberni

Revised 06/2004

the Tenant's performance of all the terms, covenants and conditions of this Lease, without limiting or excluding any other rights which the Landlord may have at law, and if the Tenant has not defaulted under this Lease, then such sum shall be paid to the Tenant upon expiry of the Term.

(b)

If, however, the Landlord does apply all or any portion of such Security Deposit as compensation for a breach of this Lease by the Tenant, then the Tenant shall upon written demand of the Landlord remit to the Landlord a sufficient amount in cash to restore the Security Deposit to the original sum deposited, and the Tenant's failure to do so within five (5) days after delivery of such demand to the Tenant constitutes a breach or default under this Lease.

3.05 - Interest on Overdue Rent

All Rent including Minimum Rent, Additional Rent and GST in arrears shall bear Interest from the date the same became due and payable by the Tenant to the Landlord until the date of payment or repayment to the Landlord.

                ARTICLE IV - TAXES

4.01 - Sales Taxes

(a)

The Tenant shall pay or reimburse to the Landlord, an amount equal to the Sales Taxes, it being the intention of the parties that the Landlord shall be fully reimbursed by the Tenant with respect to any and all Sales Taxes. The amount of the Sales Taxes shall be calculated by the Landlord in accordance with the applicable legislation and the provisions of this section 4.01 and shall be paid to the Landlord at the same time as the amounts to which Sales Taxes apply are payable to the Landlord under this Lease or upon demand at such other time or times as the Landlord may from time to time determine.

(b)

If the Sales Taxes payable by the Landlord are reduced because of any exemption or deduction to which the Landlord is entitled, then the Landlord may in its discretion allocate such exemption or deduction in such a way as to reduce the Sales Taxes to the extent and in such proportion as the Landlord may determine or in such a way as not to reduce Sales Taxes at all.

(c)	If Sales Taxes are reduced by reason of any exemption or deduction to which the Landlord is entitled by virtue of:

(i)

the payments of any taxes, fees, levies, charges, assessments, rates, duties or excises upon the purchase price of any lands or of any interest therein whether before, concurrently with, or after the execution and delivery of this Lease, or

(ii)

the payment of any taxes, fees, levies, charges, assessments, rates, duties or excises with respect to Minimum Rent, Additional Rent and any other amounts payable by the Landlord as a Tenant under any lease whether such lease is now existing or arises after the date of execution and delivery of this Lease, then the Sales Taxes shall be deemed to be the amount which would have been imposed on the Landlord with respect to the Minimum Rent and Additional Rent paid by the Tenant to the Landlord under this Lease had no such exemption or deduction been permitted.

4.02 - Business Tax

The Tenant covenants to pay or reimburse to the Landlord all taxes with respect to any and every business carried on in the Leased Premises or in respect of the occupancy of the Leased Premises, and any special franchise or other tax in relation to such business as and when such taxes become due and payable, together with any taxes levied on Tenants Improvements made in or to the Leased Premises by or for the Tenant, and all taxes in the nature of business taxes and any taxes levied on fixtures, machinery or equipment of the Tenant assessed by any governmental authority upon the Leased Premises whether levied against, the Landlord or the Tenant.

4.03 - Other Taxes

(a)

The Tenant covenants to pay or reimburse to the Landlord all rates, duties, charges, assessments and taxes including real property and local improvement rates and taxes which may be rated, charged, assessed and taxed with respect to the Leased Premises during the Term.

Office/Retail Lease – 1166 Alberni

Revised 06/2004

(b)

The Tenant agrees to transmit to the Landlord (if the same are received by the Tenant) and the Landlord agrees to transmit to the Tenant (if the same are received by the Landlord) copies of all assessment notices respecting such taxes immediately after receipt.

(c)

If the Landlord requires the Tenant to do so, the Tenant agrees to pay to the Landlord on the first day of each month the amount of money estimated by the Landlord to be sufficient to permit the Landlord to pay the taxes when they are due and any money in addition to the money already paid towards taxes so that the Landlord will be able to pay the taxes in full.

(d)

If the Tenant fails to pay the taxes when they are due, the Landlord will be at liberty to pay the taxes and from the date of such payment the amount paid by the Landlord will be payable by the Tenant as Additional Rent with Interest (but the Landlord shall not be under any obligation to pay the taxes for the Tenant).

(e)

The Landlord covenants and agrees to pay all taxes assessed against the Landlord or the Development on account of its ownership when due (except for taxes payable directly to the taxing authority by the Tenant and similar taxes levied or assessed separately from taxes and payable directly to the taxing authority by other tenants or occupants of the Development) and subject to the provisions hereinafter contained in this Article IV.

ARTICLE V - DEVELOPMENT AND COMMON ELEMENTS - CONTROL, COSTS AND PAYMENT

5.01 - Control of Development by Landlord

(a)

The Landlord shall operate and maintain the Development in such manner as the Landlord determines from time to time, as would a prudent landlord of a similar development having regard to size, age and location, subject to normal wear and tear and damage, other than by perils against which the Landlord is in receipt of sufficient insurance proceeds (as further set out in Article XI).

(b)	The Development and the Common Elements are at all times subject to the exclusive control and management of the Landlord.
5.02 - Operating Costs

The Tenant covenants to pay monthly, in advance, to the Landlord as Additional Rent, in addition to Minimum Rent, the Tenant's Proportionate Share of the Landlord's estimate of all Operating Costs, subject to adjustment at the end of each fiscal year once actual Operating Costs are known.

5.03 - Certificate of Operating Costs

(a)

The Landlord shall furnish to the Tenant, upon written demand, as soon as possible after the end of each fiscal year of the Landlord, a certificate of the Landlord or his agent an audited statement prepared by an independent auditor specifying the Operating Costs for such fiscal year.

(b)	Such certificate shall contain sufficient information and be in reasonable detail so as to substantiate the amount of Operating Costs, and shall be prepared in accordance with the terms of this Lease.

(c)

If the Landlord and Tenant disagree on the accuracy of such certificate, the Tenant shall nevertheless make the payment in accordance with the certificate but the matter shall immediately be referred to and resolved by a single arbitrator agreed upon and appointed by the parties and in the absence of such agreement and appointment within fifteen (15) days of either party notifying the other of its wish to have the matter referred to arbitration, the matter shall be referred to and finally resolved by a single arbitrator in accordance with the provisions of the Commercial Arbitration Act or any Act amending or replacing same, on the application of either party.

ARTICLE VI - UTILITIES, HEATING, VENTILATING AND AIR-CONDITIONING

6.01 - Electricity

Office/Retail Lease – 1166 Alberni

Revised 06/2004

The Landlord will supply all of the electricity that is used in the Leased Premises for building standard lighting and the operation of typewriters, cash registers, and other small equipment used for retail or office purposes. If the Tenant's electrical requirements appear to exceed the normal use (as compared to other tenants) of the electricity, the Landlord may, at its discretion and at the cost of the Tenant, have the Leased Premises separately metered and charge the Tenant separately for such additional consumption as Additional Rent.

6.02 - Heat

The Landlord will supply adequate heating to the Leased Premises and interior Common Areas at all times during the normal heating season as established by custom and practice for similar buildings in the City. The Landlord may withhold the supply of heat when necessary by reason of accidents or breakdowns or during repairs or improvements, which, in the opinion of the Landlord, are necessary.

6.03 - Air-Conditioning

The Landlord will supply air-conditioning to the Leased Premises and interior Common Areas during Business Days in the manner appropriate to the season of the year. The Landlord may withhold the supply of air-conditioning when necessary by reason of accidents or breakdowns or during repairs or improvements, which, in the Landlord's opinion, are necessary. The Landlord shall not be responsible for the failure of air-conditioning equipment to perform its function if such failure shall result from any arrangement of partitioning in, or changes or alterations to the Leased Premises; or failure on the part of the Tenant to shade windows which are exposed to the sun; or from any excessive generation of heat by the Tenant's activities or equipment.

6.04 - Elevators

The Landlord will operate the elevators by electric or other power and agrees, except when prevented by a failure of electricity or other power or by reason of repairs or other causes beyond the control of the Landlord, to operate at least one of the elevators each day at all times, subject to any Rules and Regulations imposed by the Landlord on the Tenant from time to time for the reasonable use of the Tenant, and to permit the Tenant, its employees, invitees or licensees, the free use of the elevators while operating, in common with other persons lawfully using them.

6.05 - Limitation

The Landlord shall not, in any event, be liable to the Tenant, its employees, invitees or licensees for any direct, indirect, special or consequential damage(s) or economic loss arising by reason of the interruption to any of them of the rights and services described in this Lease whether or not such interruption was caused by the Landlord's negligence.

                ARTICLE VII - USE OF LEASED PREMISES

7.01 - Use of Leased Premises

The Tenant shall use and occupy the Leased Premises for the purposes only as set out in Item 8 of the Term Sheet and shall comply in respect of such use with the requirements of federal, provincial and municipal laws and regulations. If a government license or permit shall be required for the proper and lawful conduct of the Tenant's business, and if the failure to secure such license or permit would affect the Landlord, the Tenant, prior to occupying the Leased Premises, shall produce such license or permit for inspection by the Landlord. The Tenant shall at all times comply with the terms and conditions of any such license or permit.

7.02 - Leased Premises Conform to Law

The Tenant shall at its own expense comply with all provisions of law, including without limitation, Federal, Provincial and Municipal legislative enactments, rules and regulations, and by-laws which relate to or affect the Leased Premises, the operation and the use of the Leased Premises, any business conducted by the Tenant on the Leased Premises, or the making of any repairs, changes, substitutions or improvements on or to the Leased Premises, (other than any Leasehold Improvements to the Leased Premises undertaken by the Landlord prior to or during the Term of this Lease) or to the abatement of nuisance or conditions which have been created by or at the instance of the Tenant, and comply with all police, fire and sanitary regulations, directives or recommendations imposed or made by any Federal, Provincial, or Municipal authorities or by any fire or liability insurance underwriters or companies by which the Tenant or Landlord may be insured or any recommendations of the Insurers' Advisory Organization (1989) Inc. or any body having similar functions.

Office/Retail Lease – 1166 Alberni

Revised 06/2004

If the Tenant should desire to contest any such law, directive, order or recommendation with which the Tenant is obligated to comply it may, at its expense, (but only with the Landlord's prior written consent) contest same, and during such contested non-compliance period by the Tenant shall not be deemed to be in breach of this section 7.02. The Tenant agrees to indemnify and hold the Landlord harmless against the cost and against all liability for any damages, interest, penalties and expenses (including all legal expenses on a full indemnity basis) resulting from or incurred in connection with such contest or non-compliance, except that non-compliance shall not continue so as to subject the Landlord to the risk of prosecution for any offense or to cause all or any part of the Development to be condemned or vacated by order of public authority.

7.03 - No Nuisance

The Tenant shall not do or suffer any waste or damage, disfiguration or injury to the Leased Premises or its fixtures and equipment; and shall not use or permit to be used any part of the Leased Premises for any dangerous, noxious or offensive trade, business or occurrence, and shall not cause or maintain or permit the occurrence or maintenance of any nuisance in, at or on the Leased Premises, or the creation or emission of any noxious fumes on or from the Leased Premises.

7.04 - Floor Load

The Tenant shall not place or permit to be placed a load upon any portion of any floor of the Leased Premises which exceeds the floor load which the area of such floor being loaded was designed to carry having regard to the loading of adjacent areas. The Landlord reserves the right to prescribe the weight and position of all safes and heavy installations that the Tenant wishes to place in the Leased Premises so s to properly distribute the weight, and the Tenant agrees to such reservation.

7.05 - Names

(a)	The Tenant agrees to operate its business only under the trade name set out in Item 9 of the Term Sheet.

(b)	The Tenant may use the name of the Building for the business address of the Tenant, but for no other purpose.
7.06 - Continuous Occupancy

The Tenant shall carry on business at the Leased Premises on a regular and continuous basis throughout the Term hereof, and not leave the Leased Premises unoccupied for a period of fifteen (15) days or longer without the prior written consent of the Landlord.

7.07 - Tidiness/Janitorial Service

The Tenant will leave the Leased Premises in a reasonably tidy and clean condition at the end of each business day for the performance of the cleaning service. The Landlord will provide for janitorial service to the Leased Premises as frequent as, and at a level, which it deems appropriate for the Development.

                ARTICLE VIII - INSURANCE AND INDEMNITY

8.01 - Tenant’s Insurance

(a)

During construction of the any Tenant's Improvements, and Landlord's Improvements, the Tenant shall maintain broad form builders “all risk” course of construction insurance to at least the full replacement value of all of the Tenant's Improvements and the Landlord's Improvements on the Leased Premises during the construction period and shall provide to the Landlord evidence of such insurance prior to commencement of work.

(b)	The Tenant agrees to take out and keep in force during the Term:

(i)

comprehensive general public liability insurance on an occurrence basis with respect to the business carried on, in or from the Leased Premises and its use and occupancy by the Tenant in the sum of not less than Two Million Dollars ($2,000,000.), inclusive,

(ii)	commercial broad form “all risks” (including flood and earthquake) property damage insurance in respect of the Tenant's Improvements (excluding the Landlord's

Office/Retail Lease – 1166 Alberni

Revised 06/2004

Improvements), as the Landlord may from time to time require, against such perils and in such amounts as are normally insured in the circumstances by prudent Tenants, and as the Landlord may require or approve, acting reasonably,

(iii)	business interruption insurance against such perils and for such amounts as are normally insured in the circumstances by prudent Tenants, and as the Landlord may approve or require, acting reasonably,

(iv)

boiler and machinery insurance (if applicable), against such perils and in such amounts as are normally insured in the circumstances by prudent tenants as the Landlord may approve or require, acting reasonably.

(c)

At the request of the Landlord, the Tenant shall file with the Landlord such copies of current policies or certificates from insurance agents and proof of their renewal and payment of premiums as the Landlord may require, and if the Tenant fails to insure or to file satisfactory roof of insurance promptly when so required, the Landlord may, without notice to the Tenant, effect such insurance and recover any premiums paid therefor from the Tenant on demand. However, the Landlord shall not be responsible to do so and shall not be liable in any way for anything it does in effecting such insurance.

(d)

The Tenant shall promptly pay all premiums due on the insurance required to be effected by it under this Lease and shall not do anything upon the Leased Premises, which would impair or invalidate the obligation of any insurer, whether of the Landlord or of the Tenant.

(e)

The Tenant will not do or omit or permit to be done upon the Leased Premises anything which shall cause the rate of insurance upon the Building to be increased and that, if the rate of insurance upon the Building shall be increased by reason of the use made of the Leased Premises or by reason of anything done or committed or permitted to be done or omitted by the Tenant or by anyone permitted by the Tenant to be upon the Leased Premises, the Tenant will pay to the Landlord, on demand the amount of such increase. The Tenant will comply in every respect with the rules and regulations, if any, of the Insurers' Advisory Organization (1989) Inc. or any successor or substitute body, and with the requirements communicated to the Tenant of the Landlord's insurance company or companies having policies insuring the Building or its use.

(f)	All insurance policies effected by the Tenant under this clause shall:

(i)	be written by insurers licensed to do business in Canada and shall be in a form satisfactory to the Landlord,

(ii)	in the case of the builders “all risk” insurance, name the Landlord as an additional insured with loss payable to the Landlord.

(iii)	in the case of the “all risks” property damage insurance referred to in section 8.01(b)(ii) provide that loss shall be payable to the Landlord,

(iv)	in the case of the liability insurance include the Landlord as an additional named insured with a cross liability clause,

(v)	expressly provide that the insurer waives any right of subrogation against the Landlord,

(vi)

provide that such insurance cannot be canceled or materially changed without at least thirty (30) days prior written notice to the Landlord and that loss shall be payable to the Landlord notwithstanding any act, omission or negligence of the Tenant which might otherwise result in the forfeiture of the insurance,

(vii)	expressly provide that the insurer acknowledges receipt of a copy of this Lease or of the insurance provisions of this Lease.

(g)

The Landlord agrees to make available any of the Tenant's insurance proceeds paid to the Landlord toward the repair or replacement of the insured property unless the Landlord has paid for such repair or replacement or the Lease is terminated pursuant to any provision in this Lease except Article XI.

8.02 - Landlord’s Insurance

The Landlord agrees to maintain insurance on the Development for the types and in the amounts of coverage, which, in its sole discretion the Landlord and its Mortgagee and/or its insurers ~~it~~ deem appropriate and subject to the availability of the following types of coverage:

Office/Retail Lease – 1166 Alberni

Revised 06/2004

(a)

commercial broad form “all risks”, including boiler and machinery, by-law coverage, flood and earthquake, “extended coverage” perils and such other risks as are included in a standard additional perils supplementary insurance policy in an amount equal to the full replacement value of the Building, the equipment, the Landlord's Improvements contained in the Building (but excluding the Tenant's Improvements and other property belonging to the Tenant and located on the Leased Premises with respect to which the Tenant is required to insure under section 8.01(b)(ii) hereof),

(b)	public liability insurance in respect of Common Areas with limits of not less than Two Million Dollars ($2,000,000.) for any one occurrence,

(c) rental abatement insurance as provided for in Article XI in respect of income to the Landlord from the operation of the Building.
8.03 - Indemnify Landlord

(a)

Notwithstanding any other provisions of this Lease, and except to the extent of any damage to property or injury to persons caused by the negligence or intentional act of the Landlord, the Tenant shall indemnify and save harmless the Landlord from and against any and all liabilities, damages, costs, expenses, claims, suits or actions arising out of:

(i)	any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and agreed to by the Tenant to be fulfilled, kept, observed and performed,

(ii)	any damage to property occasioned by the Tenant's use and occupation of the Leased Premises,

(iii)	any injury to person or persons, including death resulting at any time, occurring in or about the Leased Premises; and/or the sidewalks or hallways adjacent or abutting to same,

and such liability to indemnify and save harmless shall survive any termination of this Lease, anything to the contrary notwithstanding.

(b)

Should the Landlord without fault on its part be made a party to any litigation commenced by or against the Tenant, then the Tenant shall protect, indemnify and hold the Landlord harmless and hereby consents to the Landlord at its option applying all or any portion of the Tenant's Security Deposit to compensate the Landlord for any and all costs, expenses, legal fees and disbursements on a full indemnity basis incurred or paid by the Landlord in connection with such litigation and to recover any deficiency remaining after application of all or any portion of the Security Deposit as Additional Rent upon demand.

(c)

The Tenant agrees to indemnify and save the Landlord harmless from and against all costs, expenses, legal fees and disbursements on a full indemnity basis that may be incurred or paid by the Landlord in enforcing this Lease, unless a court shall decide otherwise.

8.04 - Release of Landlord

(a)

The Landlord shall not be responsible for injury to or the death of any person in or about the Leased Premises or any damage to the Landlord's Improvements, and the Tenant's Improvements or to any furniture, equipment, stock and trade fixtures or any other property located within the Development with the express or implied consent of the Tenant or in respect of the Tenant's business. The Landlord shall not be responsible for insuring any Tenant's Improvements or other property of the Tenant in any part of the Leased Premises. The Tenant shall be solely responsible for the loss of, or damage to property of others kept or located in the Leased Premises during the Term.

(b)

The Landlord shall not be liable to the Tenant, its employees, invitees or licensees for any special, consequential damage(s) or economic loss arising from any breach of its obligations under this Lease.

8.05 - Release of Tenant

The Tenant is not responsible for loss or damage in excess of Two Million Dollars ($2,000,000.) or such greater amount for which it may carry liability insurance caused by perils against which the Landlord is insured even if caused by the negligence of the Tenant. However, this release does not apply with respect to the wilful or grossly negligent acts of the Tenant.

Office/Retail Lease – 1166 Alberni

Revised 06/2004

8.06 - Release from Third Party Interference

That no space attached to or connected with the Leased Premises lying in, on or under any public highway or other public or quasi-public property is included in this Lease; and the Landlord shall not be responsible for any loss or damage caused by any interference with or taking away of the whole or any part of such space. ~~and the Tenant shall not be relieved from any of the covenants and conditions of this Lease nor be entitled to any abatement of Minimum Rent or Additional Rent in respect of any such interference or taking.~~

8.07 - Damage by Tenant’s Equipment

The Tenant shall be responsible for any loss or damage whatsoever caused in the Development by the leakage or escape of any water, gas or other substance from any pipes, machinery or equipment installed by the Tenant and used for the purposes of servicing the Leased Premises or any machinery or equipment installed or put there by the Tenant. The responsibility of the Tenant is subject to the exception of loss or damage due to the negligent acts or omissions or willful or wanton misconduct of the Landlord or its agents, employees, independent contractors or other persons for whom the Landlord is responsible at law.

8.08 - Damage by Tenant

If the Development, including the Leased Premises, elevators, boilers, engines, pipes and other apparatus (or any Common Elements) used for the purpose of heating or air-conditioning the Development or operating the elevators, or, if the water pipes, drainage pipes, electric lighting, windows or other equipment of the Development get out of repair or become damaged or destroyed through the conduct of negligence, carelessness or, misuse by the Tenant, its employees, licensees or invitees in any way stopping up or injuring the heating apparatus, elevators, water pipes, drainage pipes or other equipment or any part of the Development, the expense of the necessary repairs, replacements or alterations shall be borne by the Tenant who shall pay the same to the Landlord immediately on demand.

                ARTICLE IX - MAINTENANCE, REPAIRS AND ALTERATIONS

9.01 - Tenant to Repair Leased Premises

(a)

The Tenant shall maintain, repair and keep the Leased Premises (including all the Landlord's Improvements and Tenant's Improvements) in first class condition and repair (except to the extent of any damage caused by the negligence or intentional act of the Landlord, or that the Landlord is obligated to repair the Landlord's Improvements under Article XI).

(b)

The Landlord and its agents and contractors may, at all reasonable times during the Term, enter the Leased Premises to inspect its condition, and if any maintenance or repairs are required to be made to the Leased Premises and providing the Landlord delivers to the Tenant, a notice setting out the necessary maintenance or repairs then the Tenant shall perform the maintenance or repairs required in a good and workmanlike manner within the time period set forth in the notice, and if there is no time period set forth in the notice, then the maintenance and repairs shall be done within a reasonable time.

(c)

Failing maintenance or repair within such time period, the Landlord and its agents and contractors may enter the Leased Premises and perform the necessary maintenance or repairs and to render the account for such work to the Tenant, which account shall be paid by the Tenant within three Business Days of receipt. Failing such payment within three (3) Business Days, Interest shall be chargeable to the Tenant and such account shall be recoverable with Interest as Additional Rent or may be set off against the Tenant's Security Deposit.

9.02 - Landlord to Repair Structure

Subject to Article XI, and only to the extent that insurance proceeds are available to and have been receive by the Landlord, or as the Landlord, its Mortgagee and/or insurers deem appropriate as the case may be, the Landlord will make structural repairs to the Development. In the event that any repairs shall be required to be made by the Landlord to the Lands or Development, by reason of the negligence, willful act, or default, of the Tenant, its employees, invitees or licensees, the Tenant shall pay the Landlord the entire cost of such repairs.

9.03 - Notify Landlord of Accidents or Defects

Office/Retail Lease – 1166 Alberni

Revised 06/2004

The Tenant will immediately notify the Landlord or its agent or representative of any accidents or defects (of which the Tenant is aware) in the Development including, without limitation, the Leased Premises, water pipes, plumbing and heating apparatus, ventilation and air conditioning equipment and electrical wiring and fixtures and, as well, of any matter or condition which may cause injury or damage to the Development or any person or property, but unless otherwise expressly provided for in this Lease there shall be no obligation on the part of the Landlord to repair or make good any such matters.

9.04 - Alterations by Tenant

(a)

The Tenant will not install or construct any Tenant's Improvements, partitions, fixtures, floor coverings, light fixtures, heavy equipment, safes or machinery upon the Leased Premises, nor undertake or permit any removal, change, alteration or addition, nor affix or attach any article to the Leased Premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld.

(b)

The Tenant may, with the prior written consent of the Landlord, from time to time improve or alter the Tenant's Improvements or trade fixtures in the Leased Premises to better suit the Tenant's business needs; provided that:

(i)

the Landlord shall have the right to post, (and if the Landlord fails to so post, the Tenant shall post and maintain on the Landlord's behalf) in conspicuous places in the Leased Premises, notices in writing (pursuant to the Builder's Lien Act or any other similar law) that the Landlord will not be responsible for any Tenant's Improvements or fixtures or other work done by the Tenant or on its behalf,

(ii)	the Tenant shall supply to the Landlord for its prior approval plans and specifications for such Tenant's Improvements or alterations,

(iii)

the Tenant shall cause all work done in connection with any Tenant's Improvements, fixtures or alteration to be done promptly and in a good and workmanlike manner and in accordance with the plans and specifications therefor which have been approved beforehand by the Landlord,

(iv)

any or all work to be done and material to be supplied in connection with such Tenant's Improvements, fixtures or alterations shall, subject to subparagraph 9.04(b)(vi), be done or supplied only by contractors or subcontractors and workmen engaged by the Tenant but first approved by the Landlord, and the Landlord shall have the right to grant such approval conditionally or to withdraw the same at any time with cause,

(v)

in any event, any work performed by or for the Tenant shall be performed by competent workmen whose labour union affiliations are not compatible with those of any workmen who may be employed on the Development by the Landlord, its contractors, or subcontractors,

(vi)	any work which affects the Common Elements will be done, if the Landlord so decides, by the Landlord or its contractor at the Tenant's expense, and

vii)

the Tenant will pay all of the Landlord's costs in retaining the necessary professional and consulting services to make the approvals or rejections contemplated in this section and all of the costs of any work done by the Landlord or on its behalf plus an administrative fee equal to fifteen percent (15%) of the foregoing costs.

9.05 - Alterations by Landlord Permitted

(a)

The Tenant acknowledges that it is the long term intention of the Landlord to expand and/or improve the Development from time to time as economic and market conditions permit. In furtherance of this intention, it is understood and agreed that despite anything to the contrary in this Lease, the Landlord, acting reasonably, shall have the right at all times and from time to time, throughout the Term to:

(i)	change the area, size, level, location and/or arrangement of all or any part of the Development,

(ii)

construct other buildings, structures or improvements in the Development, make alterations or rearrangements of or additions to, demolish parts of or build additional stories on any building in the Development (and, for such purposes, to construct and erect columns and support facilities in any building), and construct additional buildings or facilities adjoining or proximate to the Development,

Office/Retail Lease – 1166 Alberni

Revised 06/2004

(iii)	construct multiple deck, elevated or underground parking facilities, and expand, reduce or alter the same in any manner,

(iv)

make changes and additions to the pipes, conduits and ducts or other structural and non-structural installations in the Leased Premises or Development to serve the Common Areas, Common Elements and other premises in the Development or to facilitate expansion or alteration of the Development (including, without limitation, the construction and erection of columns and support facilities) but shall make best efforts not to unreasonably interfere with the Tenant's use and enjoyment of the Leased Premises beyond the extent necessarily incidental to such changes, additions and installations, and shall make good any damage to the Leased Premises arising in the ordinary course of such changes and additions,

(v)

make excavations for building or other purposes upon land adjacent to or under the Development and enter if necessary the Leased Premises for the purpose of doing such work as shall be reasonably necessary to protect or preserve the wall or walls of the Building or the Building from injury or damage and to support them by proper foundations pinning or underpinning but to no greater extent than reasonably necessary for such work,

(vi)	add additional lands to the Development,

(vii)

temporarily obstruct or close off the Common Areas or Common Elements or any parts of them for the purpose of making repairs, replacements, alterations or rearrangements of or additions to the Development, and

(viii)	have access for itself and all workmen, agents, contractors, invitees and licensees at all reasonable times for the purpose of carrying out the foregoing activities.

(b)

The Landlord agrees to use reasonable efforts to minimize any disruption or access to the Leased Premises to the Tenant during ~~complete all construction, alterations, maintenance and repairs. as expeditiously as possible under the circumstances.~~

(c)

Notwithstanding anything else contained in this Lease, the Tenant agrees that if as a result of the exercise by the Landlord of its rights, the Common Areas or Common Elements are altered or diminished in any manner whatsoever the Landlord shall not be subject to any liability nor shall the Tenant be entitled to any compensation or abatement of Minimum Rent or Additional Rent, nor will any alteration or diminution of the Common Areas or Common Elements be deemed to be constructive or actual eviction, or a breach of the covenant for quiet enjoyment. The Tenant will, at the request and reasonable cost of the Landlord, execute such documents as are reasonably required by the Landlord to release the Tenant's interest in those parts of the Common Areas and the Common Elements designated by the Landlord.

(d)

The Tenant Landlord shall be responsible for relocating and protecting its the Tenant’s property during the course of any construction, relocation, alteration, reorganization or change to the Development or during the period of the exercise of the Landlord's rights under this section 9.05.

(e)

If any of the foregoing activities permanently reduce, upon completion, the Rentable Area of the Leased Premises then the Minimum Rent shall abate afterwards in proportion to the total Rentable Area taken.

9.06 - Removal and Restoration by Tenant

(a)

All Landlord's Improvements and Tenant's Improvements or any other alterations to the Leased Premises made by the Tenant (or by the Landlord or others on behalf of the Tenant) are the property of the Landlord and will remain the property to the Landlord, without compensation to the Tenant. The Tenant will not remove any such Landlord's Improvements or Tenant's Improvements or alterations or its trade fixtures from the Leased Premises at any time except in compliance with the following:

(i)

the Tenant may, during the Term in the normal course of its business but only after obtaining the prior written consent of the Landlord, remove its trade fixtures if they exceed the Tenant's purposes. If the Tenant is substituting new and similar trade fixtures no consent will be required,

~~(ii)~~

~~the Tenant will, at the expiry of or on early termination of this Lease, remove at its own expense the Tenant's Improvements and those of the Landlord's Improvements that the Landlord requires. The Tenant will, at its own expense, repair any damage caused to the~~

Office/Retail Lease – 1166 Alberni

Revised 06/2004

~~Leased Premises or the Development by such removal. If the Tenant does not remove its Tenant's Improvements, within fifteen (15) days of the expiry of, or earlier termination of this Lease, they will, at the Landlord's option, become the property of the Landlord and the Tenant will be deemed to be overholding pursuant to section 15.03 hereof and will pay rent in accordance with the terms of section 15.03 until the said Tenant's Improvements are removed. The Tenant further agrees that the Landlord may at any time during such a period of deemed overholding enter the Leased Premises and remove the Tenant's Improvements at the Tenant's sole expense and without recourse against the Landlord.~~

(b)	The Tenant's Improvements do not include:

(i)	plumbing, electrical, heating, ventilating and air-conditioning systems and fixtures, in or serving the Leased Premises,

(ii)	floor and ceiling covering, partitions, doors, cabinets and paneling that are affixed,

(iii)	light fixtures,

(iv)	the store front or doors, or

(v) internal stairways, escalators, or elevators.
9.07 - No Liens

The Tenant agrees that it will not permit or cause anything to be done on the Leased Premises or with respect to the Leased Premises, which may result in any liens, lis pendens, or judgments being imposed on, or registered against, either the Leased Premises or the Development. If any such lien or encumbrance is registered against the Development then the Tenant shall immediately at its own expense cause the same to be removed by payment or the posting of security in an appropriate court or any other like proceeding.

9.08 - Signs

(a)

The Tenant shall not cause or permit any sign, picture, advertisement, notice, lettering, flag, decoration or direction to be painted, displayed, inscribed, placed, affixed or maintained in or on any windows or doors of the Development nor anywhere else on or in the Lands and Development, without the prior and continuous consent of the Landlord, which consent will not be unreasonably withheld provided that all such signage is consistent with any applicable municipal regulation and in the Landlord's unfettered discretion, considered consistent with the Development's character and standards. On termination of this Lease any such signage shall be removed by the Tenant at the Tenant's sole expense and after such removal the Development shall be restored and repaired by the Tenant to its original condition before installation of any such permitted signage.

(b)	The Tenant shall be responsible for all cost for installation of signage on doors and directory strips on main lobby and floor lobby.
9.09 - Blinds

The Tenant will not, without the prior written consent of the Landlord, which consent will not be unreasonably withheld, install any blinds, drapes, curtains, or other window coverings in the Leased Premises and will not remove, add to or change the blinds, curtains, drapes or other window covering, installed by the Landlord from time to time, and agrees to keep window coverings open or closed at various times as the Landlord may from time to time direct or as may be provided from time to time by the Rules and Regulations.

9.10 - Repair of Appartus

In case equipment, machinery or any ventilating apparatus, or any part of it, used in connection with the Common Areas or Common Elements becomes inoperable, malfunctioning, obsolete, damaged or destroyed, the Landlord shall have a reasonable time within which to repair the damage to, or replace the equipment, machinery or other apparatus.

Office/Retail Lease – 1166 Alberni

Revised 06/2004

                ARTICLE X - TENANT'S AND LANDLORD'S ACCESS

10.01 - Tenant’s Access to Common Areas

The Tenant and its employees, invitees and licensees shall have the use during any Business Day in common with others, those parts of the Common Areas leading to the Leased Premises. At times other than any Business Day, the Tenant and its employees, invitees and licensees shall have access to the Development and to the Leased Premises and use of the elevators only in accordance with the Rules and Regulations.

10.02 - Access by Landlord

The Landlord may, on twenty-four (24) hours notice to the Tenant, other than in the case of emergency, ~~at any time~~ and without liability to the Tenant, enter the Leased Premises to examine the same or for any purpose which it may deem advisable for the operation and/or maintenance of the Development. During the last six months of the Term, the Tenant shall allow such person or persons as may be desirous of leasing the Leased Premises to visit the same on Business Days, provided reasonable notice is given to the Tenant.

                ARTICLE XI - DAMAGE AND DESTRUCTION

11.01 - Destruction or Damage

(a)	If during the Term, the Building shall be damaged by any cause, the following provisions shall have effect:

(i)

If the Leased Premises are, in the Architect's opinion, rendered partially unfit for occupancy by the Tenant and remain so for at least ten (10) days, then the Minimum Rent (but not the Additional Rent) shall abate from the date of the damage in proportion to the part of the Leased Premises so rendered unfit until the Leased Premises have been repaired or restored.

(ii)

If the Leased Premises are, in the Architect's opinion, rendered wholly unfit for occupancy by the Tenant and remain so for at least ten (10) days, then the Minimum Rent (but not the Additional Rent) shall abate from the date of the damage until the Leased Premises have been repaired or restored.

(b)

Notwithstanding the provisions of subsections 11.01(a) and (b), if the Leased Premises or Building shall be, in the Architect's opinion, incapable of being repaired or restored with reasonable diligence within one hundred and eighty (180) days of the happening of the damage and utilizing only the proceeds of insurance available to the Landlord therefor, then either the Landlord or the Tenant may, at its option, terminate this Lease by notice in writing to the other given within sixty (60) days of the date of the damage, and:

(i)

if such notice is given, this Lease shall cease and become null and void from the date of the damage, and the Tenant shall immediately surrender the Leased Premises and all of its interest in them to the Landlord, and the Minimum Rent and Additional Rent shall be apportioned and shall be payable by the Tenant only to the date of such damage or the date the Tenant ceases to occupy the Leased Premises, whichever last occurs, and the Landlord may re-enter and repossess the Leased Premises, provided that

(A)

if within the said period of sixty (60) days neither the Tenant nor the Landlord shall give notice terminating this Lease, or if within the said period the Landlord and Tenant shall agree not to give such notice, then upon the expiration of the said period of sixty (60) days or upon the Landlord and Tenant agreeing (whichever shall be the sooner), the Landlord shall begin to repair and restore the Leased Premises and the Landlord's Improvements and the Tenant shall as soon as it is reasonably possible after commencement of such repairs by the Landlord, repair and restore its Tenant's Improvements, to their original first class condition.

(c)

The Landlord shall have the Architect determine within thirty-five (35) days from the date of damage whether or not the Leased Premises are capable, with reasonable diligence, of being repaired or restored within the one hundred and eighty (180) day period.

(d)	If the Leased Premises are, in the Architect's opinion, capable with reasonable diligence of being repaired or restored within one hundred and eighty (180) days of the happening of such damage

Office/Retail Lease – 1166 Alberni

Revised 06/2004

with proceeds of insurance available to the Landlord, then the Landlord shall restore or repair the Leased Premises (including the Landlord's Improvements) and the Tenant shall immediately afterwards repair and restore the Tenant's Improvements and its furniture, equipment, stock and trade fixtures to their original first class condition.

(e)

The Tenant agrees that the obligation of the Landlord to rebuild and restore the Leased Premises shall not extend to, or be deemed to, include the rebuilding and restoration of any of the Tenant's Improvements. The Tenant further agrees that it shall carry out all of its obligations under this Article XI in compliance with and subject to sections 9.04 and 9.06.

                ARTICLE XII - ASSIGNMENT AND SUBLETTING

12.01 - Mortgage of Lease

The Tenant shall be entitled upon receiving the Landlord's written consent, which consent will not be unreasonably withheld, to mortgage, pledge or hypothecate this Lease as security for any loan by the Tenant which is specifically taken out and used for the Tenant's Improvements to the Leased Premises during this Lease provided that the amount secured by such mortgage does not exceed seventy-five percent (75%) of the then current value of the Tenant's Improvements on the Leased Premises supplied by the Tenant and the lender is a chartered bank, trust company, life insurance company or other financial institution authorized to do such business in Canada and that within ten (10) days after the execution of such mortgage, pledge or hypothecation agreement, a true and complete copy thereof shall be served on the Landlord.

12.02 - Assigning or Subletting

Subject to Schedule “D”,

(a)

Notwithstanding any rule of law or equity to the contrary, the Tenant shall not assign, sublet, transfer or enter into or grant a license, concession, or right of occupancy with respect to this Lease, the Leased Premises or any part thereof (a “Disposition”) without consent of the Landlord which consent may be withheld without reason in the following circumstances:

(i)

if the Tenant requests the Landlord's consent to a Disposition, the Tenant shall submit to the Landlord the name of the proposed person or other entity to whom the Tenant wishes to make a Disposition (the “Assignee”) and information as to the nature of the Assignee's business, reputation, and financial responsibility as the Landlord in its sole discretion may require. The Landlord may further require as a condition before considering a request to make a Disposition a proposed Assignee to agree in writing with the Landlord to fulfill all the obligations of the Tenant under this Lease and that all directors, officers and shareholders of the Assignee guarantee those obligations of the Assignee, on the terms prepared by the solicitors for the Landlord. Upon receipt by the Landlord of the Tenant's request to make a Disposition together with all required information and documents from the Tenant and the proposed Assignee, the Landlord has the right exercisable in writing (the “Notice”) within fourteen (14) days thereafter to:

(A)	if the request is to make a Disposition of this Lease or the whole of the Leased Premises, to cancel and terminate this Lease, or

(B)	if the request is to make a Disposition of a part of this Lease or part of the Leased Premises to cancel or terminate this Lease with respect to such part of the Leased Premises,

and if the Landlord shall exercise any such right to terminate then in each case, the termination date shall be such date as is stipulated in the Notice, shall and in any event be not less than sixty (60) days and not more than ninety (90) days following the giving of Notice by the Landlord. All of the foregoing rights of the Landlord shall be an alternative to, but not in substitution for any other rights which the Landlord may have either to consent or withhold its consent to any such disposition,

(ii)

if the Landlord exercises its right to terminate this Lease in whole or in part under section 12.02(a) hereof, the Tenant shall surrender possession of the Leased Premises or that part which is the subject of the right to terminate, on the date set out in the Notice in accordance with the provisions of this Lease relating to surrender of the Leased Premises at the expiration of the Term. If this Lease is terminated as to a part of the Leased Premises only, the rent payable by the Tenant under this Lease shall abate in proportion to the Rentable Area of the Leased Premises so surrendered,

Office/Retail Lease – 1166 Alberni

Revised 06/2004

(iii)

if the Landlord does not exercise the right to terminate this Lease after receipt of the Tenant's written request to make a Disposition, the Landlord's consent to the request may, notwithstanding any rule of law or equity to the contrary, be withheld without reason, and without limiting the generality of the foregoing may be withheld if in the Landlord's sole and unfettered opinion and discretion the proposed Assignee:

(A)	does not have a history of successful business operation in the business to be conducted in the Leased Premises, or

(B)	does not have a good credit rating and a substantial net worth, or

(C)

is not able to finance the Assignee's acquisition of its interest in the Leased Premises and its operations in the Leased Premises without a material risk of defaulting under this Lease and in a manner that will enable the Assignee to carry on business successfully in the Leased Premises throughout the balance of the Term, or

(D)

has a history of defaults under commercial leases entered into by the Assignee or by companies or partnerships that the Assignee was an affiliate, principal or shareholder of, or a partner in, at the time of the defaults, or

(E)

or any direct or indirect subsidiary, affiliate, parent, principal, shareholder or partner of the Assignee is a competitor of the Landlord or any direct or indirect subsidiary, affiliate, parent, principal, shareholder or partner of the Landlord,

(F)	pursuant to the terms of the Disposition proposes to pay to the Tenant a rental rate greater than the amount payable under this Lease, or

(G)

and/or the Tenant does not provide to the Landlord sufficient information about the Assignee or the terms of the proposed Disposition to enable the Landlord to make a determination concerning the Assignee's suitability or without limitation any of the matters set out above.

(b)

The Landlord shall not be liable for any claims or actions by, or any damages, liabilities, losses or expenses of the Tenant, or an Assignee arising out of the Landlord withholding its consent to any disposition and the Tenant waives all rights it may have and acknowledges that its only recourse shall be to bring an application for a declaration that the Landlord shall grant its consent to such a Disposition.

(c)

The Tenant shall pay the Landlord any and all costs incurred by the Landlord, including all legal fees and disbursements on a full indemnity basis in conjunction with the Tenant's request for consent of the Landlord to a Disposition under this Article XII or the execution of any certificate or agreement under this Article XII.

(d)

Any Disposition approved by the Landlord shall be in writing and a copy of the executed agreement evidencing the disposition shall be provided to the Landlord within seven (7) days of its effective date.

(e)

No Disposition of this Lease or of whole or any part of the Leased Premises shall in any manner relieve the Tenant from its responsibilities under all of the terms, covenants and conditions of this Lease. Any violation of any provision of this Lease whether by act or omission by any Assignee shall be deemed a violation of such provision by the Tenant.

(f)

If at any time during the Term any or all of the voting shares of the Tenant or of a parent corporation of which the Tenant is a direct or indirect subsidiary, are to be transferred by sale, assignment, bequest, inheritance, operation of law amalgamating, restructuring, reorganization or other disposition so as to result in a change in the present voting control or effective control of the Tenant, or of such parent corporation by the person or persons owning or controlling a majority of such shares of the Tenant or of such parent corporation on the date of the commencement of this Lease, then such a change shall be deemed to constitute a Disposition under section 12.02 and the Tenant shall promptly notify the Landlord in writing not less than forty-five (45) days prior to such a change taking effect. If the Tenant fails to give such notice, the Landlord may terminate this Lease at any time after such a change taking effect by giving thirty (30) days written notice of such termination. This provision shall not apply, however, to tenants that are public companies having more than fifty (50) shareholders at the date of this Lease.

Office/Retail Lease – 1166 Alberni

Revised 06/2004

(g)

If the Tenant is a partnership and if at any time during the Term any person who at the time of the execution of this Lease was a partner, ceases to be a partner, such cessation of partnership shall constitute a Disposition of this Lease for all purposes.

12.03 - Sale by Landlord

In the event of the sale by the Landlord of all or any part of the Lands or the Development, or the assignment by the Landlord of this Lease or any interest of the Landlord, and to the extent that any purchaser or Assignee assumes the covenants and obligations of the Landlord, the Landlord shall, without further agreement, be freed and relieved of all liability with respect to such covenants and obligations.

ARTICLE XIII - STATUS OF LEASE CERTIFICATE, REGISTRATION AND PRIORITY OF LEASE

13.01 - Tenant’s Certificate

The Tenant agrees at any time and from time to time, upon not less than ten (10) days, prior notice, to execute and deliver to the Landlord a statement in writing certifying that:

(a)	this Lease is unmodified and in full force and effect (or, if modified stating the modifications and that the same is in full force and effect as modified),

(b)	the amount of the Minimum Rent plus Additional Rent then being paid and the dates to which the same, by installments or otherwise, and other charges, have been paid,

(c)	whether or not there is any existing default on the part of the Landlord of which the Tenant has notice or rights of set off or counterclaim against the Landlord, and

(d) any other information or statement that a proposed mortgagee or purchaser may reasonably require.
13.02 - Registration of Lease

The Tenant agrees, at the Landlord's request, to register this Lease (at the Landlord's expense) immediately at the Vancouver Land Title Office. The Tenant may request the Landlord to deliver the Lease in a form registrable under the Land Title Act, but the Tenant shall bear all costs of obtaining any necessary plan and effecting registration of this Lease.

13.03 - Subordination and Attornment

(a)

This Lease is and will remain subordinate to every mortgage, charge or lien and any renewals or extensions of them (collectively the “Encumbrance”) from time to time against the Leased Premises or the Development or any part of it.

(b)

The Tenant will not be required to execute any documents effecting the subordination and attornments provided for in this section 13.03 unless such document stipulates that the Encumbrance holder will not dispossess the Tenant (so long as it complies with the terms of this Lease) in return for the Tenant's agreement not to prepay rent or agree to any other modification f this Lease without the prior written consent of the Encumbrance holder. Provided that such document contains the foregoing agreement, the form and content of the document will be that required by the Encumbrance holder in each case, and each such document will be delivered by the Tenant to the Landlord within ten (10) days after the Landlord requests it.

(c)

The Tenant will attorn to the holder of any Encumbrance. If possession is taken under, or any proceedings are brought for the foreclosure of, or if a power of sale is exercised resulting from an Encumbrance, the Tenant will attorn to the person that so takes possession if that person requests it and will recognize that person as the Landlord under this Lease.

13.04 - Attorney

The Tenant will execute and deliver whatever instruments and certificates are requested by the Landlord or others to give effect to sections 9.05(c), 9.07, 13.01 and 13.03 hereof. If ten (10) days after the date of delivery of a request, the Tenant has not executed whatever instruments and certificates it is required to execute, the Tenant irrevocably appoints the Landlord as the Tenant's attorney with full power and authority to execute and deliver in the name of the Tenant any of those instruments or certificates, or, the

Office/Retail Lease – 1166 Alberni

Revised 06/2004

Landlord may, at its option, terminate this Lease without incurring any liability to the Tenant and any Indemnifier.

                ARTICLE XIV - DEFAULT, TERMINATION AND LANDLORD'S REMEDIES

14.01 - Default

(a)

If the Tenant is in default in payment of Minimum Rent or Additional Rent or GST, the Landlord may give written notice of such default to the Tenant. If such default continues for three Business Days five (5) days after such notice in the event of a monetary default, or fifteen (15) days in the event of a non-monetary default:

(i)

the whole amount of the Minimum Rent reserved by this Lease for the remainder of the entire Term, together with any and all unpaid installments of Additional Rent and GST for the year in which such default occurs, and Interest, if applicable, shall, at the exclusive option of the Landlord immediately become due and payable by the Tenant, without prejudice to or waiver of the Landlord's right to collect any further Additional Rent or GST as it accrues due, or to cancel this Lease or re-let the Leased Premises as agent for the Tenant pursuant to this Article XIV in the event of any further, or continuing default by the Tenant to pay Minimum Rent, Additional Rent or GST or any other breach or default, or

(ii)

the Landlord may, at its exclusive option, declare that this Lease is in default and is canceled and give written notice of such cancellation to the Tenant as further set out in section 14.02 hereof, or

(iii)	the Landlord may re-let the Leased Premises as agent for the Tenant as further set out in section 14.03 hereof.

(b)

If the Tenant makes any default in the performance or observance of any covenant, condition, restriction, or stipulation, express or implied, arising under this Lease, and to be performed or observed by the Tenant and which has not been expressly waived in writing by the Landlord, the Landlord may give written notice of such default to the Tenant. If such default continues for five (5) Business Days after the receipt of such notice by the Landlord, (or, in the case of any default which would reasonably require more than five (5) Business Days to rectify, the Tenant has not commenced rectification within the five (5) day notice period and diligently and continuously continued with same) the Landlord may:

(i)

at its exclusive option, remedy such default and charge to the Tenant as Additional Rent and/or set off against the Tenant's Security Deposit, any and all costs, including all legal fees and disbursements on a full indemnity basis, to the Landlord of so remedying such default plus an administrative charge equal to fifteen percent (15%) of such costs, or

(ii)	at the Landlord's exclusive option, declare that this Lease is in default and is canceled, and give written notice of such cancellation to the Tenant, as further set out in section 14.02, or

(iii) re-let the Leased Premises as agent for the Tenant as further set out in section 14.03.
14.02 - Termination of Lease

Upon this Lease being terminated other than by effluxion of time:

(a)

all rights and interests created or then existing in favor of the Tenant shall immediately terminate and the Landlord may re-enter the Leased Premises and repossess and enjoy the same as its former estate, anything to the contrary notwithstanding,

(b)	notwithstanding any such termination of this Lease, the provisions of this Lease relating to the consequences of termination shall survive,

(c)

the Landlord may use such force as it may deem necessary for the purpose of gaining admittance to and retaking possession of the Leased Premises and the Tenant hereby releases the Landlord from all actions, proceedings, claims and demands whatsoever for or in respect of any such forcible entry or any resulting loss or damage, and

(d)	the Tenant shall pay to the Landlord on demand:

Office/Retail Lease – 1166 Alberni

Revised 06/2004

(i)	Minimum Rent and Additional Rent and all other amounts payable up to the time of re-entry or to termination, whichever shall be the later,

(ii)

such reasonable expenses as the Landlord may incur or has incurred in connection with the re-entering, terminating, re-letting, collecting sums due or payable by the Tenant, realizing upon assets seized, including without limitation brokerage, legal fees and disbursements on a full indemnity basis, and the expenses of keeping the Leased Premises in good order, repairing the same and preparing them for re-letting,

(iii)

as liquidated damages for the loss of rental and other income of the Landlord expected to be derived from the Lease during the period which would have constituted the unexpired portion of the Term had it not been terminated an amount determined by reducing to present worth at an assumed interest rate of ten percent (10%) per annum, all Minimum Rent and Additional Rent to become payable during the period which would have constituted the unexpired portion of the Term, such determination to be made by the Landlord who may make reasonable estimates of any such other amounts which would have become due under this Lease, and may make such other assumptions of fact as may be reasonable in the circumstances, less any Minimum Rent and Additional Rent received by the Landlord from the Leased Premises and

(iv)	GST on amounts calculated in accordance with paragraphs 14.02(d)(i), (ii) and (iii) hereof.
14.03 - Right to Re-Let on Tenant’s Account

The Tenant further agrees that, on the Landlord becoming entitled to cancel this Lease, the Landlord in addition to all other rights, shall have the right to maintain the Lease, re-enter the Leased Premises or any portion or portions of them as agent of the Tenant, either by force or otherwise, without being liable for any prosecution or damages, and to re-let the Leased Premises (or any portion or portions of them for a term which may be lesser or greater than the balance of the Term) as agent of the Tenant, and to take possession of any furniture or other property on the Leased Premises and to sell same at a public or private sale without notice and to apply the proceeds of such sale and any rent derived from re-letting the Leased Premises upon account of the Minimum Rent, Additional Rent and GST under this Lease, and the Tenant shall be liable to the Landlord for any deficiency, if any.

The Tenant shall pay to the Landlord, on demand, or the Landlord may set off against the Tenant's Security Deposit all such reasonable expenses as the Landlord may incur in re-entering and re-letting the Leased Premises, or collecting arrears of Minimum Rent, Additional Rent and GST, including legal fees and disbursements on a full indemnity basis, brokerage fees, the expenses of keeping the Leased Premises in good order and of preparing the Leased Premises for re-letting, and an administrative charge equal to fifteen percent (15%) of the foregoing amounts.

14.04 - Bankruptcy or Seizure

In the event that, without the prior written consent of the Landlord:

(a)	the Leased Premises:

(i)	remain vacant or are not used for a period of fifteen (15) days, or

(ii)	shall not be occupied by the Tenant within fifteen (15) days of the Commencement Date, or

(iii)	shall be used or occupied by any person other than the Tenant, or

(iv)	are used or occupied for any other purpose than that for which the Leased Premises were leased, or

(b)	the Term or any of the goods and chattels of the Tenant shall be at any time seized in execution or attachment by any creditor of the Tenant, or

(c)	the Tenant shall make any assignment for the benefit of creditors or become bankrupt or insolvent or take the benefit of any Act now or at any time in force for bankrupt or insolvent debtors, or

Office/Retail Lease – 1166 Alberni

Revised 06/2004

(d)	the Tenant becomes involved in voluntary or involuntary winding up, dissolution or liquidation proceedings,

then in any such case, this Lease shall, at the exclusive option of the Landlord, terminate and the Term shall immediately become forfeited and void and the then current month's Minimum Rent, Additional Rent plus applicable GST and the next ensuing three months, Minimum Rent, Additional Rent plus applicable GST shall immediately become due and payable, and the Landlord may re-enter and take possession of the Leased Premises as though the Tenant or other occupant of the Leased Premises was holding over after the expiration of the Term without any right whatsoever and the Landlord may proceed against the Tenant for any and all past, present, or future damages incurred or to be incurred by the Landlord. The Landlord acknowledges that provided the Tenant obtains the Landlord’s consent respecting section 14.04(a) herein, the Tenant will not be in default of this Lease.

14.05 - Application of Distress

The Tenant covenants and agrees that all Tenant's Improvements, furniture, equipment, stock and trade fixtures on the Leased Premises, or wherever situated, shall be liable to distress and sale in the usual manner for any arrears of Minimum Rent, Additional Rent plus applicable GST owing with respect to the Leased Premises and that none of the foregoing goods and chattels shall be exempt from distress, and for the purposes of making such distress, the Landlord by itself, its agents and bailiffs may break open any door or window and enter upon the Leased Premises at any time after such Minimum Rent and/or Additional Rent plus applicable GST shall accrue due without liability for any consequent damage in so doing.

14.06 - Waiver Re Distress

The Tenant waives and renounces the benefit of any present or future statute, regulation or other enactment taking away or limiting the Landlord's right of distress, and covenants and agrees that, notwithstanding any such statute, regulation or other enactment, none of the goods and chattels of the Tenant on the Leased Premises, or wherever situated, at any time during that Term shall be exempt from levy by distress for Minimum Rent or Additional Rent plus applicable GST in arrears.

14.07 - Indemnity Re Landlord’s Remedies

The Tenant agrees to indemnify the Landlord against any and all manner of costs or expenses, including all legal fees and disbursements on a full indemnity basis, of any kind which the Landlord may sustain by reason of any act or omission made in good faith in enforcing this Lease under this Article XIV. Such liability to indemnify the Landlord shall survive any termination of this Lease, anything in this Lease to the contrary notwithstanding.

14.08 - Remedies Independent

The rights and remedies of the Landlord in this Article XIV are in addition to, and not in substitution of or diminution of, any right or remedy that the Landlord may have whether arising under the terms of this Lease, at law, or in equity. No action by the Landlord in consequence of default by the Tenant shall act as a bar or estoppel in respect of any other default committed by the Tenant. The rights of the Landlord shall operate notwithstanding the provisions of section 21 of the Law and Equity Act unless a court otherwise orders.

14.09 - Landlord’s Expenses

If the Landlord is required to undertake any action, whether pursuant to this Lease or otherwise, to enforce any covenant, condition, restriction, or stipulation of this Lease, and as a consequence has reasonably incurred any expense, legal fee or disbursement, the Tenant shall pay on demand, to the Landlord on a full indemnity basis, the amount of such expense or cost so incurred by the Landlord with Interest from the date incurred to the date of payment.

                ARTICLE XV - QUIET ENJOYMENT AND SURRENDER OF POSSESSION

15.01 - Quiet Possession

Provided that the Tenant pays the rents (including all Minimum Rent, Additional Rent and GST) reserved under this Lease at the time and manner required and observes and performs each and every one of the covenants, conditions, restrictions and stipulations of the Tenant to be observed or performed under this Lease, and subject to the qualifications to quiet enjoyment contained in this Lease, and in particular without limiting the generality of the foregoing, subject to the Landlord's right to make

Office/Retail Lease – 1166 Alberni

Revised 06/2004

alterations under Article IX hereof, the Tenant shall and may peaceably and quietly possess and enjoy the Leased Premises during the said Term without interruption from or by the Landlord, or by any persons lawfully claiming by, through or under it.

15.02 - Landlord not to Unreasonably Interfere

Except as expressly provided otherwise in this Lease, there shall be no allowance to the Tenant by way of diminution of Minimum Rent or Additional Rent or otherwise and no liability on the part of the Landlord by reason of inconvenience, annoyance or injury to business arising from the happening of any event which gives rise to the need for any repairs, alterations, additions or improvements or from the making of any repairs, alterations, additions or improvements in, or to any portion of the Development or the Leased Premises or in and to their fixtures, appurtenances and equipment. The Landlord agrees to use its best efforts to do any work done by it in such a manner as not to unreasonably interfere with or impair the Tenant's use of the Leased Premises beyond the extent necessarily incidental to such work.

15.03 - Overholding

If the Tenant shall continue to occupy the Leased Premises after the expiration of the Term without any further written agreement, or in the absence of such an agreement, without objection by the Landlord, the Tenant shall be a tenant at will, and not a tenant from month to month or from year to year. Such a tenancy at will shall be at ~~double~~ one and one half (1 1/2) times the Minimum Rent and ~~double~~ one and one half (1 1/2) times the Additional Rent, but otherwise on the terms of this Lease, except as to rent, and the length of tenancy. The Landlord or the Tenant may terminate such tenancy at will at any time.

15.04 - Yield-Up

At the expiration or sooner termination of this Lease, the Tenant will peaceably surrender and give up the Leased Premises (and subject to section 9.06 hereof, the Landlord's Improvements and Tenant's Improvements) in first class condition and repair, without notice from the Landlord, any right or notice to quit or vacate being hereby expressly waived by the Tenant, any law, usage or custom to the contrary notwithstanding and the Tenant further agrees that if this Lease shall be registered in the Land Title Office at the time of the expiration or sooner termination of this Lease, the Tenant shall immediately and at its sole expense take all necessary steps to release its charge so registered in the Land Title Office.

                ARTICLE XVI - INTENT AND INTERPRETATION OF LEASE

16.01 - Force Majeure

(a)

For the purpose of this Lease, Force Majeure shall mean any acts of God, strikes, lockouts, or other industrial disturbances, acts of the Queen's enemies, sabotage, war, blockades, insurrections, riots, epidemics, lightning, earthquakes, floods, storms, fires, washouts, nuclear and radiation activity or fallout, arrests and restraints of rules and people, civil disturbances, explosions, breakage of, stoppage, or accident to machinery for necessary maintenance or repairs, inability to obtain labour, materials or equipment, any legislative, administrative or judicial action which has been resisted in good faith by all reasonable legal means, any act, omission or event, not within the control of such party, and which by the exercise of due diligence such party could not have prevented, but lack of funds on the part of such party shall be deemed not to be a Force Majeure.

(b)

Save and except for the obligations of the Tenant as set forth in this Lease to pay Minimum Rent, Additional Rent, GST or other money to the Landlord, if either party shall fail to meet its obligations within the time prescribed, and such failure shall be caused or materially contributed to by Force Majeure such failure shall be deemed not to be a breach of the obligations of such party, but such party shall use diligence to put itself in a position to carry out its obligations as soon as practicable.

16.02 - Headings

The parties agree that the headings form no part of this Lease and shall be deemed to have been inserted for convenience of reference only.

16.03 - Interpretation

The terms “Landlord”, “Tenant” and “Indemnifier” and their pronouns shall, where the context makes it appropriate, include the heirs, executors, administrators, successors and assigns of the parties and shall

Office/Retail Lease – 1166 Alberni

Revised 06/2004

include the feminine and plural and a body corporate where the context or the party or parties so require, and where there is more than one Tenant, all covenants shall be deemed joint and several.

16.04 - Governing Law

This Lease, the Rules and Regulations and the use and occupation of the Leased Premises by the Tenant shall all be governed by the laws of the Province of British Columbia. If any part or parts of this Lease be illegal or not enforceable under the laws of the Province of British Columbia, such part or parts shall be considered severable, and this Lease and the remainder of its provisions shall remain in full force and be binding upon the parties as though such unenforceable part had never been included.

16.05 - Time of the Essence

Time is of the essence of this Lease.

16.06 - Enurement

This Lease shall inure to the benefit of and be binding upon the parties and their respective permitted successors, assigns and personal representatives and executors.

16.07 - Representations

The Tenant acknowledges that the Leased Premises are taken without representation of any kind on the part of the Landlord or its agent other than as herein set forth. No representative or agent of the Landlord or Tenant is or shall be authorized or permitted to vary or modify this Lease in any way, and this Lease contains all of the agreements and conditions made between the parties, and any addition to or alteration of or changes in this Lease, or other agreement made or condition created must be made in writing and signed by both parties in order to be binding.

16.08 - Non-Waiver by Landlord

The failure of the Landlord to insist upon strict performance of any of the covenants or conditions of this Lease or to exercise any right or option shall not be construed as a waiver or relinquishment of any such covenant, condition, right or option, but the same shall remain in full force and effect. The acceptance by the Landlord of any Minimum Rent, Additional Rent or other payment from the Tenant or any other person shall not be construed as a recognition of any rights which are not expressly granted, or as a waiver of any of the Landlord's rights, or as an admission that any person other than the Tenant is, or as a consent that such persons shall be deemed to be, an assignee of this Lease or a subtenant of all or any part of the Leased Premises, or any portion thereof, irrespective of whether the Tenant or said person claims that such person is a subtenant or assignee or licensee. The Landlord may accept rent from any person occupying the Leased Premises at any time without, in any way, waiving any right under this Lease.

                ARTICLE XVII - MISCELLANEOUS

17.01 - Notices

(a)

Any notice provided or permitted to be given by the Tenant to the Landlord shall be sufficiently given if delivered, faxed, or mailed (and if mailed, by registered mail, postage prepaid), in writing and addressed to the Landlord's property manager at the following address or sent to the following fax numbers as applicable:

Dodwell Realty Ltd.

Suite 1701 - 1166 Alberni Street

Vancouver, BC

V6E 3Z3

Fax: (604)688-3245

(b)

Any notice provided or permitted to be given by the Landlord to the Tenant shall be sufficiently given if delivered, faxed, or mailed (and if mailed, by registered mail, postage prepaid) in writing and addressed to the Tenant at the Leased Premises or sent to the fax number set out in Item 2(a) of the Term Sheet, or, at the Landlord’s option, to the Tenant’s head office address set out in Item 2(b).

(c)	Notice mailed as above set out shall be conclusively deemed to have been received on the fifth Business Day following the day on which such notice is mailed. Notice delivered as above set

Office/Retail Lease – 1166 Alberni

Revised 06/2004

out shall be conclusively deemed to have been delivered if delivered in the same manner in which service of process is required to be made under the Rules of the Supreme Court of British Columbia. Notice faxed as above shall be conclusively deemed to have been received upon the sender receiving confirmation of transmission.

(d)

Either party may, at any time, give notice in writing in the manner above provided to the other of any change of address of the party giving such notice, and from and after the giving of such notice, the address specified shall be deemed to be the address of such party for the giving of notice. The word "notice" in this clause shall be deemed to include any request, statement or other writing in this Lease provided or permitted to be given by the Landlord to the Tenant or by the Tenant to the Landlord.

17.02 - Observe Rules and Regulations

The Tenant, its servants, employees and invitees shall observe and comply strictly with the Rules and Regulations, attached hereto as Schedule “C” and as amended by the Landlord from time to time. The Landlord shall have the right to make reasonable changes in and additions to the Rules and Regulations and shall promptly notify the Tenant in writing. Any failure by the Landlord to enforce any Rules and Regulations, now or at any time in effect, either against the Tenant or any other tenant in the Development, shall not constitute a waiver of any of the Rules and Regulations.

17.03 - Corporate Authority

The Tenant, if a corporation, warrants and represents that it has the corporate power to lease the Leased Premises, to carry on the business carried on by it, and is qualified to carry on business in British Columbia and further warrants and represents that the Tenant has passed all necessary resolutions to authorize execution and delivery of this Lease and agrees to provide the Landlord with a certified copy of such resolution.

17.04 - Relocation

The Landlord shall have the right, at any time and from time to time before and during the Term and any renewal or extension of the Term of this Lease, to change the location of the Leased Premises from the location described in this Lease to another location of similar size and finishes on the same or higher floor within the Building. ~~anywhere else in the Project.~~ Provided that the Landlord shall give the Tenant reasonable notice of such relocation and the Landlord shall reimburse the Tenant for all reasonable costs directly related to such relocation, but not including any indirect costs such as lost profits during the relocation period or damages for inconvenience.

17.05 - Provisions Severable

If any provisions of this Lease are illegal or unenforceable, they will be considered separate and severable from this Lease and the remaining provisions will remain in force and be binding on the parties as if the severed provisions had not been included.

17.06 - Costs of Landlord’s Consent

The Tenant shall pay to the Landlord any and all costs incurred by the Landlord, including all legal fees and disbursements on an indemnity basis, plus an administration fee equal to fifteen percent (15%) of the total of such costs, fees and disbursements incurred by the Landlord in connection with any request for the consent of the Landlord under this Lease.

17.07 - Schedules

The following Schedules attached hereto are integral to and form part of this Lease:

Schedule “A” - Lands

Schedule “B” - Plan of Leased Premises

Schedule “C” - Rules and Regulations (section 17.02)

Schedule “D” - Additional Terms and Covenants

Schedule “E” - Tenant's Work (if any)

17.08 - Security

As security for the financial obligations of the Tenant to the Landlord under this Lease, the Tenant hereby grants to the Landlord a security interest in all of the Tenant's Improvements, Landlord's Improvements, and inventory held by the Tenant from time to time and all proceeds of the foregoing,

Office/Retail Lease – 1166 Alberni

Revised 06/2004

including all money, cheques, accounts receivable and deposit accounts, provided that the Tenant may sell his inventory in the ordinary course of business until notice to the contrary from the Landlord.

17.09 - Interest in Fixtures

Notwithstanding anything to the contrary contained in this Lease, the Tenant will not acquire any right, title or interest in or to the Landlord's Improvements or any other goods, chattels or personal property supplied by the Landlord to the Leased Premises until twenty-four (24) hours after affixation of such Landlord's Improvements or any other goods, chattels or personal property to the Leased Premises and after such affixation the Tenant will only have the right and interest, if any, respecting such Landlord's Improvements or any other goods, chattels or personal property that are granted to the Tenant pursuant to this Lease.

17.10 - Acceptance

The Tenant hereby accepts this Lease of the Leased Premises to be held by it as Tenant, and subject to the conditions, restrictions and covenants above set forth.

IN WITNESS WHEREOF, the parties have executed this Lease.

LANDLORD:

ALBERNI INVESTMENTS (1988) INC.

Per: /s/ Ben Yeung

Name:	Ben Yeung
Title:	President

Per:

Name:
Title:

I/We have authority to bind the Corporation

TENANT:
ENTRÉE GOLD INC.

Per: /s/ Gregory Crowe
Name:	Gregory Crowe
Title:	President

Per:
Name:
Title:

I/We have authority to bind the Corporation

Office/Retail Lease – 1166 Alberni

1

Revised 06/2004

                SCHEDULE “A”

                LANDS

City of Vancouver

Parcel Identifier 016-751-841

Lot F

Block 18

District Lot 185

Plan 23073

Office/Retail Lease – 1166 Alberni

1

Revised 06/2004

                SCHEDULE “B”

                PLAN OF PREMISES

Office/Retail Lease – 1166 Alberni

1

Revised 06/2004

                SCHEDULE “C”

                RULES AND REGULATIONS

1.	The definitions set forth in the Lease have the same meaning in these Rules and Regulations.

2.	No cooking except for the use of a microwave oven shall be permitted in the Leased Premises, and no electrical apparatus likely to cause an overloading of electrical circuits will be used therein.

3.

The sidewalks, entries, passages, elevators and staircases in the Building shall not be obstructed or used by the Tenant, its agents, servants, contractors, invitees or employees for any purpose other than ingress to and egress from the offices. The Landlord reserves unrestricted control of all parts of the Building employed for the common benefit of the tenants, including without limitation, the sidewalks, entries, corridors and passages not within the Leased Premises, washrooms, lavatories, air-conditioning closets, fan rooms, janitor's rooms, electrical rooms and other rooms, stairs, elevator shafts, flues, stacks, pipe shafts and ducts and shall have the right to place such signs and appliances therein, as it may deem advisable provided that ingress and egress from the Leased Premises is not unduly impaired thereby.

4.

The Tenant, its agents, servants, contractors, invitees or employees, shall not bring in or take out, position, construct, install or move any safe, business machine or other heavy office equipment without the prior written consent of the Landlord who shall have the absolute right to withhold consent or to prescribe the maximum weight permitted and the position thereof, and the use and design of the planks, skids or platforms to distribute the weight of such equipment. All damage done to the Building by the moving or use of any such heavy equipment or other office equipment or furniture shall be repaired at the expense of the Tenant. The moving of all heavy equipment or other, office equipment shall occur only between 6:00 p.m. and 7:30 a.m. or other time consented to by the Landlord, and the persons employed to move same in and out of the Building must be acceptable to the Landlord. Safes and other heavy office equipment will be moved through the halls and corridors only upon steel bearing plates. No deliveries requiring the use of an elevator for freight purposes will be received in the Office Tower or carried in the elevators, except during hours approved by the Landlord. The Tenant must provide the Landlord with twenty-four (24) hours notice in order to have an elevator locked off for their exclusive use. Failure to do so can result in the request being denied.

5.

Other than during normal business hours, the Landlord will have the right to prevent any person from entering or leaving the Building unless provided with a key to the Leased Premises and a valid access card. Any persons found in the Building at such times without such keys or access card will be subject to surveillance or eviction by the employees and agents of the Landlord without recourse. The Landlord shall be under no responsibility for failure to enforce this rule.

6.

The Tenant shall not place or cause to be placed any additional or substitute locks or bolts upon any doors of the Demised Leased Premises without the approval of the Landlord and subject to any conditions imposed by the Landlord. Additional keys may be obtained from the Landlord at the cost of the Tenant.

7.

The Tenant shall not tamper with the Heating, Ventilation, and Air Conditioning system or any apparatus relating thereto. Any damage resulting from tampering shall be borne by the Tenant by whom or by whose agents, servants, employees, licensees or invitees the same is caused.

8.

The water sinks, basins, urinals, toilets, sewers and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damage resulting from misuse shall be borne by the Tenant by whom or by whose agents, servants, employees, licensees or invitees the same is caused. Tenants shall not let the water run unless it is in actual use and shall not deface or mark any part of the Building or drive nails, spikes, hooks or screws into the walls or woodwork of the Building.

9.	No one shall use the Leased Premises for sleeping apartments or residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

10.	Canvassing, soliciting and peddling in the Building are prohibited.

11.	Any hand trucks, carryalls or similar appliances used in the Building shall be equipped with rubber tires, side guards and such other safeguards as the Landlord shall require.

12.	No animals or birds shall be brought into the Building.

Office/Retail Lease – 1166 Alberni

2

Revised 06/2004

13.

The Tenant shall not install or permit the installation or use of any machine dispensing goods for sale in the Leased Premises or the Building or permit the delivery of any food or beverage to the Leased Premises without the approval of the Landlord or in contravention of any regulation fixed or to be fixed by the Landlord. Only persons authorized by the Landlord shall be permitted to deliver or to use the elevators in the Building for the purpose of delivering food or other beverages to the Leased Premises.

Office/Retail Lease – 1166 Alberni

1

Revised 06/2004

                SCHEDULE “D”

                ADDITIONAL TERMS AND COVENANTS

In consideration for the Tenant leasing these Leased Premises, the Landlord agrees to complete the following Landlord’s Improvements on or prior to May 15, 2005, at the Landlord’s expense.

•	repair any damages interior walls and replace any damaged ceiling tiles with like-new replaced tiles;
•	remove built-in counters and cabinets, as agreed between the Landlord and Tenant;
•	install one (1) demising wall and install a new glass and drywall partition and door (to match the existing walls and doors in the Leased Premises), as agreed between the Landlord and Tenant;
•	paint all interior walls within the Leased Premises to the Tenant’s choice of colour;
•	ensure all lights, light fixtures, duplex plugs, mechanical systems and window blinds are in good working condition as of the Commencement Date; and
•	replace all interior fixed carpeting and rubber base cove moldings with Building standard carpeting and rubber moldings of the Tenant’s choice of colour.

The Landlord shall be responsible for obtaining all necessary building permits and approvals as required by the relevant regulatory authorities for the Leasehold Improvements as outlined herein. In the event required by the municipal authorities, the Landlord and/or Tenant will also make application for an occupancy certificate for the Leased Premises upon completion of the above Leasehold Improvements.

The Landlord and Tenant acknowledge that all other Leasehold Improvements will be completed at the Tenant’s expense, in accordance with section 7.02 and section 9.04 of this Lease.

____________

Notwithstanding section 2.06, throughout the Term, the Landlord shall make available for the Tenant’s use, at its option, three (3) unreserved parking stalls in the Building parkade. The monthly rental for said parking stalls shall be based on the prevailing rental rate plus applicable taxes, which rental rate may be adjusted by the Landlord from time to time.

____________

Notwithstanding section 12.02, the Tenant reserves the right to assign or sublease all or a portion of the Leased Premises during the Term, and subsequent renewal, with the Landlord’s consent. The Landlord further agrees that such consent shall not be unreasonably withheld, on the condition that said assignment or sublet is subject to the terms and conditions contained in this Lease

____________

The Tenant shall be entitled to:

(a)	one (1) Building standard directory board listing and Building standard 8th floor elevator lobby signage, subject to the Landlord’s approval of content, acting reasonably; and
(b)	interior Leased Premises signage.

The Landlord further confirms that the cost of all signage is to be borne by the Tenant; the cost of which has been estimated as at the date of this Lease to be as follows:

(a)	$100.00 plus taxes for door signage (depending on the size of the signage requested);
(b)	$100.00 each plus taxes for floor and lobby directory signage;
(c)	$14.99 per strip plus installation and taxes for floor directory signage; and
(d)	$12.99 per strip plus installation and taxes for main lobby directory signage.

Provided such space is available, the Landlord agrees to permit the Landlord to include the name of its affiliate on all signage, at the Tenant’s cost.

____________

Provided the Tenant duly and punctually pays the Rent, plus GST, and Entrée Gold Inc. is the Tenant and in occupancy of the Leased Premises, and reasonably performs each and every one of the covenants in this Lease to be performed and observed by the Tenant, the Tenant shall have one (1) option to renew the Term of this Lease for a further term of five (5) years (the “Renewal Term”), such option to be exercised on not less than six (6) months and not more than twelve (12) months written notice prior to the expiration of the Term, failing which such option will be null and void and incapable of exercise. If the Tenant exercises the option to extend the Term, the Renewal Term will be on the same terms and conditions as the initial Term of this Lease, except for Minimum Rent, and Landlord’s Leasehold Improvements, any free Rent allowance, fixturing period, tenant improvement allowance or other incentive given to the Tenant during the initial Term, and except for this option to renew

The Minimum Rent payable by the Tenant during the Renewal Term will be negotiated and agreed upon between the Landlord and Tenant based on the prevailing fair market Minimum Rent as at the commencement of the Renewal Term for similarly improved premises of similar size, quality, use and location in buildings similar to the Building; provided, however that the Minimum Rent shall not be less than the Minimum Rent payable during the last year of the Term. If the Landlord and Tenant are unable to agree on the Minimum Rent for the Renewal Term within three (3) months prior to the commencement of the Renewal Term, the matter will be determined by a single arbitrator pursuant to the provisions of the Commercial Arbitration Act and in accordance with the foregoing provisions unless a different method of determining Minimum Rent for the Renewal Term is set out in this Lease, in which event such different method will govern and prevail.

____________

                SCHEDULE “E”

                TENANT’S WORK

The Tenant acknowledges that any Tenant’s Improvements undertaken by the Tenant shall be in accordance with the provisions of this Lease.

Office/Retail Lease – 1166 Alberni

1

Revised 06/2004